Exhibit 99 (a)(1)(O)

Second Amended and Restated

Offer Letter to Exchange for Shares of Common Stock

by

RMG NETWORKS HOLDING CORPORATION

of

up to 13,066,666 of its Outstanding Warrants

at an Exchange Rate of one Shares for each Eight Warrants

and Consent Solicitation

THE OFFER PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN TIME,

ON MARCH 19, 2014, UNLESS THE OFFER PERIOD IS EXTENDED.

To Our Clients:

Enclosed for your consideration are the Second Amended and Restated Offer Letter and Consent Solicitation, dated February 18, 2014 (the “Offer Letter”), and the related Letter of Transmittal and Consent (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), in connection with the offer by RMG Networks Holding Corporation (the “Company”), a corporation incorporated under the laws of the State of Delaware, to the holders of the Company’s issued and outstanding warrants exercisable for shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), at an exercise price of $11.50 per share (the “Warrants”), to purchase an aggregate of 13,066,666 Shares, to permit, during the Offer Period, the exchange of one Share for each eight Warrants tendered. The “Offer Period” is the period of time commencing on February 18, 2014 and ending at 5:00 p.m. Eastern Time, on March 19, 2014, or such later date to which the Company may extend the Offer (the “Expiration Date”).

As part of the Offer, the Company is also soliciting consents from the holders of the Warrants that were issued by the Company in connection with its April 2011 public offering of units (the “Public Warrants”) to the amendment (the “Warrant Amendment”) of the Warrant Agreement governing the Company’s outstanding warrants. If approved, the Warrant Amendment would permit the Company to require that all outstanding Public Warrants be converted into Shares, at the same eight-to-one ration applicable to the Offer, which would permit the Company to eliminate all of its currently outstanding Public Warrants. The foregoing is only a summary of the Warrant Amendment, and is qualified by reference to the full text of the Warrant Amendment, set forth as Annex A to the Offer Letter.

NO FRACTIONAL SHARES WILL BE ISSUED. WARRANTS MAY ONLY BE EXCHANGED FOR WHOLE SHARES. IN LIEU OF ISSUING FRACTIONAL SHARES TO WHICH ANY HOLDER OF WARRANTS WHO WOULD OTHERWISE HAVE BEEN ENTITLED, THE COMPANY WILL ROUND THE NUMBER OF SHARES TO WHICH SUCH HOLDER IS ENTITLED, AFTER AGGREGATING ALL SUCH FRACTIONAL SHARES OF SUCH HOLDER, DOWN TO THE NEXT WHOLE NUMBER OF SHARES.

WARRANTS NOT EXCHANGED FOR SHARES WILL EXPIRE IN ACCORDANCE WITH THEIR TERMS ON APRIL 18, 2018 AND OTHERWISE REMAIN SUBJECT TO THEIR ORIGINAL TERMS, UNLESS THE WARRANT AMENDMENT IS APPROVED AND THE COMPANY ELECTS TO REQUIRE THAT ALL OUTSTANDING PUBLIC WARRANTS BE CONVERTED INTO SHARES.

IT IS THE COMPANY’S CURRENT INTENTION NOT TO CONDUCT ANOTHER OFFER TO EXCHANGE WARRANTS FOR COMMON STOCK. HOWEVER, THE COMPANY RESERVES THE RIGHT TO DO SO IN THE FUTURE, AS WELL AS TO EXERCISE ITS ABILITY TO REDEEM THE WARRANTS IF AND WHEN IT IS PERMITTED TO DO SO PURSUANT TO THE TERMS OF THE WARRANTS.

You may tender and exchange some or all of your Warrants. Please follow the instructions in this document and the related documents, including the accompanying Letter of Transmittal, to submit your Warrants.

On the terms and subject to the conditions of the Offer, the Company will allow you to exchange all Warrants properly tendered before the Expiration Date and not properly withdrawn at an exchange rate of one Share for each eight Warrants.

We are the owner of record of shares held for your account. As such, we are the only ones who can exchange and tender your Warrants, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to exchange and tender Warrants we hold for your account.

Please instruct us as to whether you wish us to exchange any or all of the Warrants we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1.

You may exchange your Warrants at the rate of one Shares for each eight Warrants of the Company.

2.

The Offer is subject to certain conditions set forth in Sections 1 through 4 of the Offer Letter.

3.

The Offer and withdrawal rights will expire at 5:00 p.m., Eastern Time, on March 19, 2014, unless the Company extends the Offer.

4.

The Offer is for up to 13,066,666 Warrants, constituting 100% of the issued and outstanding Public Warrants of the Company as of February 18, 2014.

5.

Tendering Warrant holders who are registered Warrant holders or who tender their Warrants directly to Continental Stock Transfer & Trust Company will not be obligated to pay any brokerage commissions.

If you wish to have us exchange any or all of your Warrants, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to exchange your Warrants, we will tender for exchange all your Warrants unless you specify otherwise on the attached Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Date of the Offer. Please note that the Offer Period and withdrawal rights will expire at 5:00 p.m., Eastern Time, on March 19, 2014, unless the Offer Period is extended.

The Offer is being made solely under the Offer Letter and the Letter of Transmittal and is being made to all holders of Warrants. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Warrants residing in any jurisdiction in which the making of the tender offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

The Company’s Board of Directors has approved the Offer. However, neither the Company’s management nor its Board of Directors, officers, or employees, nor the Depositary or the Information Agent makes any recommendation to any warrant holder as to whether to exchange or refrain from tendering and exchanging any Warrants. The Company has not authorized any person to make any recommendation. You should carefully evaluate all information in the Offer and should consult your own investment and tax advisors. You must decide whether to exchange your Warrants and, if so, how many Warrants to exchange. In doing so, you should read carefully the information in the Offer Letter and the Letter of Transmittal.

Instruction Form with Respect

to

Offer Letter to Exchange for Shares of Common Stock

by

RMG NETWORKS HOLDING CORPORATION

of

up to 13,066,666 of its Outstanding Warrants

at an Exchange Rate of one Share for each Eight Warrants

and Consent Solicitation

The undersigned acknowledges receipt of your letter and the enclosed Second Amended and Restated Offer Letter and Consent Solicitation, dated February 18, 2014 (the “Offer Letter”), and the Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), in connection with the offer by RMG Networks Holding Corporation (the “Company”), a corporation incorporated under the laws of the State of Delaware, to the holders of the Company’s issued and outstanding warrants exercisable for shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), at an exercise price of $11.50 per share (the “Warrants”) to purchase an aggregate of 13,066,666 Shares during the Offer Period, to permit the exchange of one Share for each eight Warrants. The “Offer Period” is the period of time commencing on February 18, 2014 and ending at 5:00 p.m. Eastern Time, on March 19, 2014, or such later date to which the Company may extend the Offer (the “Expiration Date”).

The undersigned hereby instructs you to exchange the number of Warrants indicated below or, if no number is indicated, all Warrants you hold for the account of the undersigned, on the terms and subject to the conditions of the Offer.

The undersigned also hereby instructs you to consent and authorize the Depositary to consent to the Warrant Amendment in the Offer and Consent Solicitation, upon and subject to the terms of the Offer and Consent Solicitation.

(continued on following page)

By participating in the Offer, the undersigned acknowledges that: (1) the Offer is established voluntarily by the Company, it is discretionary in nature, and it may be extended, modified, suspended or terminated by the Company as provided in the Offer Letter; (2) the undersigned is voluntarily participating in the Offer; (3) the future value of the Company’s Shares is unknown and cannot be predicted with certainty; (4) the undersigned has received the Offer Letter; and (5) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance, transfer tax or other tax-related items (“Tax Items”) related to the tender offer and the disposition of Warrants, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his, her or its sole responsibility. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items legally payable by the undersigned.

Number of Warrants to be exchanged by you for the account of the undersigned:

*

No fractional shares will be issued. Warrants may only be exchanged for whole shares. In lieu of issuing fractional Shares to which any holder of Warrants who would otherwise have been entitled, the Company will round the number of Shares to which such holder is entitled, after aggregating all such fractional Shares of such holder, down to the next whole number of Shares.

**	Unless otherwise indicated it will be assumed that all Warrants held by us for your account are to be exchanged

Signature(s):

Name(s):

(Please Print)

Taxpayer Identification Number::

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Date: , 2014